EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 1, 2006 relating to the financial statements and financial statement schedule of the Applica Incorporated 401(k) Profit Sharing Plan and Trust, which appears in Applica Incorporated 401(k) Profit Sharing Plan and Trust’s Annual Report on Form 11-K for the year ended December 31, 2005.
/s/ Kaufman, Rossin & Co.
Miami, Florida
August 3, 2006